                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



Exhibit 24.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468, 33-61434 and 333-31807) of our report dated August 26, 1998, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.





PricewaterhouseCoopers
Vancouver, British Columbia
September 28, 1998




PricewaterhouseCoopers is a Canadian member firm of PricewaterhouseCoopers International Limited, an English company limited by guarantee.